Exhibit 99.4
Aggregate Statement of Principal and Interest Distributions to
Certificateholders as of December 31,2005
Structured Asset Mortgage Investments II Trust 2005-F2
Pass-Through Certificates
Series 2005-F2
Ending
Class Principal Interest Loss Balance
FA 2,204,880.00 563,172.10 0.00 72,795,120.00
FB 1,763,904.00 450,572.13 0.00 58,236,096.00